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

                                                                                  EXHIBIT 11
                         TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                              COMPUTATION OF EARNINGS PER SHARE
                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)


                                                                      Three Months Ended
                                                                           June 30,
                                                                  --------------------------
                                                                    2000              1999
                                                                  --------          --------
EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEMS <Fb>:
   Net loss                                                       $ (4,225)         $ (6,209)
   Extraordinary items                                                   -              (866)
                                                                  --------          --------

   Loss before extraordinary items                                  (4,225)           (5,343)
   Preferred stock dividend requirements <Fc>                       (1,632)           (5,863)
                                                                  --------          --------
   Loss before extraordinary items applicable to common for
      basic earnings per share calculation                          (5,857)          (11,206)

   Average number of shares of common stock <Fa>                    76,872            66,092
                                                                  --------          --------

   Loss per share                                                 $  (0.08)         $  (0.17)
                                                                  ========          ========


EARNINGS PER SHARE FROM EXTRAORDINARY ITEMS <Fb>:
   Extraordinary items                                            $      -          $    866

   Average number of shares of common stock <Fa>                    76,872            66,092
                                                                  --------          --------

   Loss per share                                                 $      -          $  (0.01)
                                                                  ========          ========


EARNINGS PER SHARE FROM NET LOSS <Fb>:
   Net loss                                                       $ (4,225)         $ (6,209)
   Preferred stock dividend requirements <Fc>                       (1,632)           (5,863)
                                                                  --------          --------

   Loss applicable to common shares for basic earnings per
      share calculation                                             (5,857)          (12,072)
   Average number of shares of common stock <Fa>                    76,872            66,092
                                                                  --------          --------

   Loss per share                                                 $  (0.08)         $  (0.18)
                                                                  ========          ========



----------
<Fa> Includes 6,557 and 7,623 shares of Employee Preferred Stock for the quarter ended June 30, 2000 and 1999, respectively, which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<Fb> As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, diluted earnings per share are equal to basic earnings per share and are not presented in the accompanying condensed statements of consolidated operations for the second quarter of 2000 and 1999.

<Fc> Preferred stock dividend requirements for the three months ended
     June 30, 2000 reflect the reversals of first quarter 2000 dividend requirements of $1.9 million as a result of the conversion of preferred stock into common stock during the second quarter of 2000.

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
                                                                                  EXHIBIT 11
                         TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                              COMPUTATION OF EARNINGS PER SHARE
                       (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNT)


                                                                       Six Months Ended
                                                                           June 30,
                                                                 ---------------------------
                                                                    2000              1999
                                                                 ---------         ---------
EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEMS AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE <Fb>:
   Net loss                                                      $ (80,348)        $ (27,767)
   Extraordinary items                                                   -              (866)
   Cumulative effect of accounting change                          (12,844)                -
                                                                 ---------         ---------
   Loss before extraordinary items and cumulative effect of
      accounting change                                            (67,504)          (26,901)
   Preferred stock dividend requirements <Fc>                       (7,048)          (11,726)
                                                                 ---------         ---------
   Loss before extraordinary items and cumulative effect of
      accounting change applicable to common for basic
      earnings per share calculation                               (74,552)          (38,627)

   Average number of shares of common stock <Fa>                    73,602            65,861
                                                                 ---------         ---------

   Loss per share                                                $   (1.01)        $   (0.59)
                                                                 =========         =========


EARNINGS PER SHARE FROM EXTRAORDINARY ITEMS <Fb>:
   Extraordinary items                                           $       -         $    (866)
   Average number of shares of common stock <Fa>                    73,602            65,861
                                                                 ---------         ---------
   Loss per share                                                $       -         $   (0.01)
                                                                 =========         =========


EARNINGS PER SHARE FROM CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE <Fb>:
   Cumulative effect of accounting change                        $ (12,844)        $       -
   Average number of shares of common stock <Fa>                    73,602            65,861
                                                                 ---------         ---------
   Loss per share                                                $   (0.18)        $       -
                                                                 =========         =========


EARNINGS PER SHARE FROM NET LOSS <Fb>:
   Net loss                                                      $ (80,348)        $ (27,767)
   Preferred stock dividend requirements <Fc>                       (7,048)          (11,726)
                                                                 ---------         ---------
   Loss applicable to common shares for basic earnings per
      share calculation                                            (87,396)          (39,493)
   Average number of shares of common stock <Fa>                    73,602            65,861
                                                                 ---------         ---------
   Loss per share                                                $   (1.19)        $   (0.60)
                                                                 =========         =========


----------
<Fa> Includes 6,622 and 7,631 shares of Employee Preferred Stock for the six months ended June 30, 2000 and 1999, respectively, which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

<Fb> As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, diluted earnings per share are equal to basic earnings per share and are not presented in the accompanying condensed statements of consolidated operations for the six months ended June 30, 2000 and 1999.

<Fc> Preferred stock dividend requirements for the six months ended
     June 30, 2000 reflect the reversals of first quarter 2000 dividend requirements of $1.9 million as a result of the conversion of preferred stock into common stock during the second quarter of 2000.

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